DIGITALGLOBE AND GEOEYE AGREE TO COMBINE TO CREATE A

GLOBAL LEADER IN EARTH IMAGERY AND GEOSPATIAL ANALYSIS

Increased Scale and Customer Diversification Positions Company for Future Growth

Delivers More than $1.5 Billion in Primarily Capital-Related Synergy Savings

Provides U.S. Government with Compelling Solution in Budget-Constrained Environment

Complementary Capabilities Deliver Increased Value
and More Complete Geospatial Solutions to All Customers

Enhanced Financial Strength Delivers Benefits to All Stakeholders

LONGMONT, CO and HERNDON, VA, July 23, 2012 – DigitalGlobe, Inc. (NYSE: DGI) and GeoEye, Inc. (NASDAQ: GEOY), today announced that the boards of directors of both companies have unanimously approved a definitive merger agreement under which the companies will combine in a stock and cash transaction valued at approximately $900 million. The combination of DigitalGlobe and GeoEye will create a global leader in earth imagery and geospatial analysis with a more diversified revenue base, a superior financial foundation and significant growth potential.

Under the terms of the agreement, GeoEye shareowners will have the right to elect either 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash, 100% of the consideration in cash ($20.27) or 100% of the consideration in stock (1.425 shares of DigitalGlobe common stock), for each share of GeoEye stock they own, with the amount of cash and stock subject to proration depending upon the elections of GeoEye shareholders, such that aggregate consideration mix reflects the ratio of 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash. Based upon the closing prices of DigitalGlobe and GeoEye as of July 20, 2012, the transaction delivers a premium of 34% to GeoEye’s July 20, 2012 closing price of $15.17 per share. Upon completion of the transaction, DigitalGlobe shareowners are expected to own approximately 64% and GeoEye shareowners are expected to own approximately 36% of the combined company. The transaction structure will allow both DigitalGlobe and GeoEye shareowners to participate in the substantial value creation opportunity resulting from this combination.

The combined company will be named DigitalGlobe and continue to trade on the NYSE under the symbol DGI. It will have a 10-member board of directors, with six initial members from the current DigitalGlobe board and four initial members from the board of GeoEye. Jeffrey R. Tarr, President and Chief Executive Officer of DigitalGlobe, will serve as President and Chief Executive Officer of the combined company, and General Howell M. Estes III, Chairman of the Board of DigitalGlobe, will serve as Chairman. It is anticipated that, after close, Matt O'Connell, Chief Executive Officer and President of GeoEye, will assist the management of the combined company in an advisory capacity. The company will be headquartered in Colorado, have a large and important presence in Missouri and Virginia, and maintain offices in other locations around the globe.

“The combination of DigitalGlobe and GeoEye creates a global leader in earth imagery and geospatial analysis,” said Mr. Tarr. “Together we will create a more efficient, more diversified and more capable company, better positioned to thrive in a time of unprecedented pressure on our nation’s defense budget. Once the merger is complete, we will emerge as an industry-leading, geospatial information business that does even more to help our customers better understand our changing planet. In so doing, we will further enable our customers to save time, save money and save lives.”

Mr. Tarr continued, “Bringing together the world-class talent and experience of team members from both companies, we will inspire a new wave of innovation and create value for shareowners who have invested their capital in the promise of our industry.”

“We are excited to be joining forces with DigitalGlobe as we believe this transaction represents the best path forward for our shareowners, our customers, and ultimately, the taxpayer,” said Matt O'Connell, Chief Executive Officer and President of GeoEye. “With an impressive constellation of commercial earth imaging satellites and complementary services, the combined company will be well positioned to achieve efficient growth, expand our international reach and create value for all stakeholders. Given the stock component, our shareowners will have the opportunity to participate in the significant growth and value creation potential. I look forward to working closely with the management teams of both companies to support this transaction and establish the foundation for what will be a dynamic and enduring company.”

Benefits of the Transaction

Increased Scale and Customer Diversification

The combined company will conservatively have a pro forma 2012 revenue base of more than $600 million, after adjusting for the currently proposed lower U.S. government fiscal year 2013 EnhancedView funding plan. As a result, the combined company would therefore have better revenue certainty, lower dependence on the U.S. government as a source of revenue, a higher percentage of commercial and international revenue, and be well positioned for future growth.

Substantial Synergy

At close, the combined company is expected to have a constellation of five earth observation satellites and a broad suite of high-value geospatial production and analytic services. The combined company will also have two state-of-the-art satellites under construction, WorldView-3 and GeoEye-2. Over time, the combined company plans to maintain an optimized three-satellite constellation that will meet the needs of the U.S. government, international governments and commercial customers, while delivering better returns to shareowners. Taken together with other operating efficiencies, the net present value of future savings is estimated to be more than $1.5 billion.

Compelling Solution for U.S. Government

By bringing the two companies together, this combination will enable the U.S. government to meet the requirements of the EnhancedView program at substantial savings to the U.S. taxpayer. In addition to the compelling savings, the U.S. government and other customers will benefit from an optimized constellation and better integrated imagery collection, processing and analytics. In return, shareowners should reasonably expect a more stable and predictable funding environment.

Value for All Customers

The combination will deliver extraordinary value to customers around the globe. By bringing together the imagery collection, processing and analytic capabilities of both companies, it will be better able to serve a wide range of customer needs and compete in a high-growth and dynamic global market.

•	Larger constellation with optimized orbits and coordinated scheduling will collect imagery faster, increase persistence and enhance resilience.
•	Integrated delivery will simplify access to the industry’s largest imagery archive.
•	Diverse sensors, including panchromatic, multi-spectral, 8-band and short wave infrared, with high resolution capability will enable customers to solve a wide range of problems.
•	Extensive archive and collection capacity combined with value added production and advanced analytics will enable new solutions and insights into our changing planet.

Compelling Economics

On a pro forma basis, the combined company will have a robust set of financial attributes and expects to significantly improve its long-term operating model compared with either company on a standalone basis.

•	High recurring revenue with more than $3 billion in contracted backlog.
•	More balanced revenue with non-U.S. government revenue accounting for approximately 50% of total pro forma revenue.
•	Modest leverage with balance sheet flexibility for future investment in growth.
•	Expected EBITDA margin above 50% by the second half of 2014, net of integration costs.
•	Improved free cash flow profile from operating and capital efficiencies and enhanced growth prospects.

Financing and Approvals

DigitalGlobe has secured a $1.2 billion fully committed financing from Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. to refinance the combined company’s outstanding debt.

The transaction, which is expected to be completed in the fourth quarter of 2012 or the first quarter of 2013, is subject to the satisfaction of customary closing conditions, including the receipt of requisite regulatory approvals and approval from GeoEye shareowners with respect to the merger and from DigitalGlobe shareowners with respect to the issuance of DigitalGlobe common stock in the merger. GeoEye’s largest shareowner, Cerberus Capital Management, L.P. (“Cerberus”), and its Chairman and CEO each have agreed to vote in favor of the merger, and DigitalGlobe’s largest shareowner, Morgan Stanley Principal Investments, Inc., and its Chairman and CEO each have agreed to vote in favor of the issuance of DigitalGlobe common stock in the merger.

Cerberus intends to continue its investment in the combined company, and may purchase shares of DigitalGlobe in advance of the closing of the transaction.  Cerberus has agreed to vote those shares with the board of directors and has entered into a standstill agreement with DigitalGlobe in which their ownership in the combined company will be capped at 19.9%.  One of GeoEye’s board designees will be put forth by Cerberus.

Conference Call and Webcast

DigitalGlobe and GeoEye will host a conference call to discuss the transaction beginning at 8:30 a.m. Eastern Time on Monday, July 23, 2012. The conference call may be accessed by calling 866-831-6247 (international 617-213-8856) and entering passcode 47314581. The slides for the presentation, as well as a live webcast, can be accessed at the Investor Relations section of DigitalGlobe’s and GeoEye’s websites at http://investor.digitalglobe.com and http://geoy.client.shareholder.com, respectively. An online replay will be available shortly after the call.

Morgan Stanley & Co. LLC and Barclays are serving as DigitalGlobe’s financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as DigitalGlobe’s legal counsel. Goldman, Sachs & Company, Convergence Advisers LLC and Stone Key Partners LLC are serving as GeoEye’s financial advisors and Latham & Watkins LLP and Kirkland & Ellis LLP are serving as GeoEye’s legal counsel.

About DigitalGlobe
DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than two billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.DigitalGlobe.com.

About GeoEye

GeoEye is a leading source of geospatial information and insight for decision makers and analysts, who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 740 employees worldwide. Learn more at www.geoeye.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

DigitalGlobe Forward-Looking Statement
This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

This document contains forward-looking statements relating to the proposed strategic combination of DigitalGlobe and GeoEye pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approvals by DigitalGlobe and GeoEye stockholders may not be obtained; (2) there may be a material adverse change of GeoEye or the business of GeoEye may suffer as a result of uncertainty surrounding the transaction; (3) the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; (4) the costs or challenges related to the integration of DigitalGlobe and GeoEye operations could be greater than expected; (5) the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; (6) the impact of legislative, regulatory, competitive and technological changes; (7) the risk that the credit ratings of the combined company may be different from what the companies expect; (8) other business effects, including the effects of industry, economic or political conditions outside of the companies' control, transaction costs and actual or contingent liabilities; (9) the outcome of any legal proceedings related to the transaction; and (10) other risk factors as detailed from time to time in DigitalGlobe’s and GeoEye’s reports filed with the Securities and Exchange Commission ("SEC"), including their respective Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC's Web site (www.sec.gov). There can be no assurance that the strategic combination will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the strategic combination will be realized.

Neither DigitalGlobe nor GeoEye undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

GeoEye Forward Looking Statement

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011, which we filed with the Securities and Exchange Commission ("SEC") on March 13, 2012, and our Quarterly Reports on Form 10-Q for the periods ended, June 30, 2011, Sept. 30, 2011, and March 31, 2012 which we filed with the SEC on, Aug. 2, 2011, Nov. 1, 2011, and May 4, 2012 respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

Additional Information and Where to Find It

In connection with the proposed strategic combination, DigitalGlobe plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of DigitalGlobe and GeoEye that also constitutes a prospectus of each of DigitalGlobe and GeoEye. DigitalGlobe and GeoEye will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about DigitalGlobe and GeoEye, free of charge, from the SEC's Web site (www.sec.gov). Investors may also obtain DigitalGlobe’s SEC filings in connection with the transaction, free of charge, from DigitalGlobe’s Web site (www.digitalglobe.com) under the tab "Investors" and then under the heading "SEC Filings," or by directing a request to DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, Attention: Corporate Secretary. Investors may also obtain GeoEye’s SEC filings in connection with the transaction, free of charge, from GeoEye’s Web site (www.geoeye.com) under the tab "About Us – Investor Relations" and then under the heading "SEC Filings," or by directing a request to GeoEye, 2325 Dulles Corner Boulevard, Herndon, Virginia 20171, Attention: Corporate Secretary.

The respective directors, executive officers and employees of DigitalGlobe and GeoEye and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding DigitalGlobe’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 10, 2012, and information regarding GeoEye’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 27, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Contacts:

DigitalGlobe

Investors:

David Banks

(303) 684-4210

Media:

Joele Frank / Eric Brielmann / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

GeoEye

Investors:

Randy Scherago

(703) 480 6325

scherago.randy@ GeoEye.com

Media:

Caitlin Carroll

Gibraltar and Associates, LLC

(202) 258-9118

CCarroll@Gibraltar-LLC.com